Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 (the “Amendment”) dated as of December 20, 2006 to the Credit Agreement dated as of September 22, 2006 (the “Credit Agreement”), among OAKLEY, INC. (the “Company”), the BORROWING SUBSIDIARIES party thereto, the LENDERS party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company and the Lenders wish to increase the global commitments and permit additional commitment increases in the future and to make certain other amendments to the Credit Agreement, in each case as more fully set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Definitions; References. Unless otherwise specifically defined in the recitals above, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement, as amended hereby.

SECTION 2.  Amendment of Section 1.01, Schedule 2.01(a) and Section 2.01(c).

(a)  The last sentence of the definition of “Global Commitment” in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

The aggregate amount of the Lenders’ Global Commitments as of December 20, 2006 is $246,500,000.

(b)  Each Lender’s Global Commitment as of the date hereof is the amount set forth opposite its name on Schedule 2.01(a), which is amended to read in its entirety as set forth on Schedule 2.01(a) hereto. Each Lender’s participation in any Letter of Credit outstanding prior to the Amendment Effective Date and the related LC Exposure is automatically adjusted on and as of the Amendment Effective Date to reflect such Lender’s new Applicable Percentage. On the Amendment Effective Date, the principal amount of each Lender’s outstanding Loans shall be adjusted, and such Lender shall make or receive payments to or from the other Lenders, and such other adjustments shall be made, as may be required to reflect such Lender’s new Applicable Percentage.

(c)  Section 2.01 of the Credit Agreement is amended by replacing “$250,000,000” with “$350,000,000”.

SECTION 3.  Amendment of Section 5.01. Each of clause (a) and clause (b) of Section 5.01 of the Credit Agreement is amended to add before the semi-colon at the end thereof “or by a Financial Officer”.

SECTION 4.  Representations of Company. The Company represents and warrants that (i) the representations and warranties of each Credit Party set forth in the Loan Documents shall be true on and as of the Amendment Effective Date (as hereinafter defined) to the same extent as they would be required to be under Section 4.02 on the occasion of any Loan or issuance of any Letter of Credit and (ii) no Default will have occurred and be continuing on such date.

SECTION 5.  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when the Administrative Agent shall have received:

(i)  from the Company for the account of each existing Lender which has increased its Global Commitment, an amendment fee equal to 0.05% of such Lender’s additional Global Commitment,

(ii)  from each of the Company and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof,

(iii)   a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of each of Gibson, Dunn & Crutcher LLP, counsel to the Company, and Mr. William Weigand, special Washington counsel to the Company, in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Company hereby requests such counsel to deliver such opinions, and

(iv)  such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, and any other legal matters relating to the Credit Parties or the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

OAKLEY, INC.
By:	/s/ Richard Shields Name: Richard Shields Title: Chief Financial Officer

LENDERS

JPMORGAN CHASE BANK, N.A.
By:	/s/ Kim Atkinson Name: Kim Atkinson Title: Senior Underwriter

BANK OF AMERICA, N.A.
By:	/s/ Mara Vaisz Name: Mara Vaisz Title: Vice President

UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Margaret Furbank Name: Margaret Furbank Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Michael McShane Name: Michael McShane Title: Senior Vice President

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Raymond Ventura Name: Raymond Ventura Title: Deputy General Manager

U.S. BANK, NATIONAL ASSOCIATION
By:	/s/ Conan Schleicher Name: Conan Schleicher Title: Vice President

BANK OF THE WEST
By:	/s/ Bruce Young Name: Bruce Young Title: Vice President

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH
By:	/s/ Marianne Weinzinger Name: Marianne Weinzinger Title: Director
By:	/s/ Scott Obeck Name: Scott Obeck Title: Associate Director

THE BANK OF NOVA SCOTIA
By:	/s/ Mark Sparrow Name: Mark Sparrow Title: Director

BANK HAPOALIM B.M.
By:	/s/ James P. Surless Name: James P. Surless Title: Vice President
By:	/s/ Charles McLaughlin Name: Charles McLaughlin Title: Senior Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ John E. Burda Name: John E. Burda Title: Vice President